Exhibit 99.1

FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

BRAVERA, INC.

BRAVERA, INC.

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors

Bravera, Inc.

Reston, VA

We have audited the accompanying balance sheets of Bravera, Inc. (the “Company”) as of December 31, 2006 and 2005 and the related statements of operations, deficiency in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bravera, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A to the financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, effective January 1, 2006.

As discussed in Note E to the financial statements, the Company has had numerous significant transactions with entities owned and controlled by the officer of the Company.

/s/ RBSM LLP

McLean, Virginia

May 25, 2007

BRAVERA, INC.

BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$29,789	$3,420
Accounts receivable, net of allowance for doubtful accounts of $444,935 and $0 for 2006 and 2005 (Note A and Note I)	452,621	968,833
Unbilled revenue	—	254,928
Deferred tax assets (Note G)	174,937	141,813
Prepaid expenses	8,160	6,797
Total current assets	665,507	1,375,791

Property, plant and equipment, net of accumulated depreciation of $202,859 and $147,718, respectively (Note B)	254,490	262,403

Other assets:
Other receivable, related party (Note E)	—	235,312

Total Assets	$919,997	$1,873,506

LIABILITIES AND (DEFICIENCY IN) STOCKHOLDERS’ EQUITY

Current liabilities:
Cash disbursed in excess of available balance	$—	$393,222
Accounts payable and accrued liabilities (Note C)	630,205	401,759
Deferred revenue (Note A)	275,079	284,203
Deferred taxes liability, current (Note G)	241,756	359,336
Notes payable, current portion (Note D)	312,589	301,568
Loans from related parties (Note E)	165,000	115,758
Total liabilities	1,624,629	1,855,846

Notes payable, long-term portion (Note D)	13,158	19,273

Deferred tax liability (Note G)	19,091	32,546

Commitments and contingencies (Note I)	—	—

(DEFICIENCY IN) STOCKHOLDERS’ EQUITY
Common stock, par value $0.01, authorized 1,000,000 shares, 200 shares issued and outstanding as of December 31, 2006 and 2005 (Note F)	2	2
Accumulated deficit	(736,883)	(34,161)
Total (deficiency in) stockholders’ equity	(736,881)	(34,159)

Total liabilities and (deficiency in) stockholders’ equity	$919,997	$1,873,506

The accompanying notes are an integral part of these financial statements

BRAVERA, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
REVENUES:
Revenues, net	5,321,375	4,924,056

COSTS OF SALES
Cost of sales, net	3,674,427	3,190,769

Gross profit	1,646,948	1,733,287

OPERATING EXPENSES:
Research and development	594,350	—
Depreciation	57,052	41,931
Selling, general and administrative	1,824,811	1,307,365
Total operating expenses	2,476,213	1,349,296

(LOSS) INCOME FROM OPERATIONS:	(829,265)	383,991

Other income (expense):
Interest (expense), net	(31,578)	(31,211)

Net (loss) income before provision for income taxes	(860,843)	352,780

INCOME TAXES BENEFIT (PROVISION):
Federal	159,527	(254,137)
State(s)	(1,406)	(3,306)
Total income taxes benefit (provision)	158,121	(257,443)

NET (LOSS) INCOME	$(702,722)	$95,337

Net (loss) income per common share, basic and fully diluted	$(3,514)	$477

Weighted average number of common shares outstanding, basic and fully diluted	200	200

The accompanying notes are an integral part of these financial statements

BRAVERA, INC.

STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Shares	Stock Amount	Member’s Capital	Retained Earnings	Total

Balance at January 1, 2005	—	$—	$(59,496)	$—	$(59,496)
Distributions	—	—	(70,000)	—	(70,000)

Shares issued in exchange for membership interests in connection with Company reorganization in June 2005	200	2	129,496	(129,498)	—
Net income	—	—	—	95,337	95,337

Balance at December 31, 2005	200	$2	—	(34,161)	(34,159)
Net loss	—	—	—	(702,722)	(702,722)

Balance at December 31, 2006	200	$2	$—	$(736,883)	$(736,881)

The accompanying notes are an integral part of these financial statements

BRAVERA, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(702,722)	$95,337
Adjustments to net income (loss) to net cash provided by (used in) operating activities:
Depreciation	57,052	41,931
Deferred income taxes	(164,159)	250,069
Allowance for doubtful account (Note A and I)	444,935	—
(Increase) decrease in:
Accounts receivable	71,277	(823,130)
Unbilled revenues	254,928	(232,894)
Prepaid expenses	(1,363)	(478)
Increase (decrease) in:
Cash disbursed in excess of available funds	(393,222)	343,700
Accounts payable and accrued liabilities	228,446	304,619
Deferred revenue	(9,124)	151,310
Net cash (used in) provided by operating activities:	(213,952)	130,464

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(49,139)	(208,841)
Net cash used in investing activities	(49,139)	(208,841)

CASH FLOWS FROM FINANCING ACTIVITIES:
Other receivable, related party	235,312	—
Proceeds from notes payable, net of repayments	4,906	65,183
Proceeds from related party loans, net of repayments	49,242	85,758
Distributions to members	—	(70,000)
Net cash provided by financing activities:	289,460	80,941

Net increase in cash and cash equivalents	26,369	2,564
Cash and cash equivalents at beginning of year	3,420	856
Cash and cash equivalents at end of year	$29,789	$3,420

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$33,151	$8,627
Cash paid during the year for taxes	$3,773	$—

The accompanying notes are an integral part of these financial statements

BRAVERA INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE A – SUMMARY OF ACCOUNTING POLICIES

General

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

Business and Basis of Presentation

Bravera Inc. (“the Company”) was incorporated on June 6, 2005 under the laws of the State of Florida and is a successor to Workflow Systems of North America LLC (“Workflow”), a limited liability corporation formed under on September 9, 1998 under the laws of the State of Maryland. The Company formally merged with Workflow on September 1, 2005. The Company develops and sells Business Content and Management software solutions designed from the ground up to meet specific government and corporate requirements for security and ease of use.

The accompanying financial statements represent the financial condition and results of operations of the Company and its predecessor, Workflow.

Revenue Recognition

For revenue from software product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104”), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: 1) Persuasive evidence of an arrangement exists; 2) delivery has occurred; 3) the selling price is fixed and determinable; and 4) collectibility is reasonably assured.

Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the company and the customer jointly determine that the product has been delivered or no refund will be required. Deferred revenues as of December 31, 2006 and 2005 were $275,079 and $284,203, respectively. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s financial position and results of operations was not significant.

Revenue is recorded for time-and-materials contracts at contractually agreed upon rates and reflects the extent of actual services delivered in the period in accordance with the terms of the contract.  Revenue from conversion and other development services is recognized as the services are performed.  Revenue from maintenance is recognized as the services are performed or ratably over the contractual period, which is generally one year.

From time to time, the Company may proceed with work based on client direction prior to the completion and signing of formal contract documents. The Company has a formal review process for approving any such work. Revenue associated with such work is recognized only when it can be reliably estimated and realization is probable. The Company based its estimates on previous experiences with the customer, communications with the customer regarding funding status, and its knowledge of available funding for the contract or program.

Currently, there are no warranties provided with the purchase of the Company’s products. The cost of replacing defective products and product returns have been immaterial and within management’s expectations. In the future, when the Company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation.” Assets and liabilities are translated at current exchange rates, and related revenue and expenses are translated at average exchange rates in effect during the period.  Resulting translation adjustments are recorded as a separate component in stockholders’ equity.  Foreign currency transaction gains and losses are included in the statement of operations.

Property and Equipment

Property and equipment are stated at cost.  When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.  For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives as follows:

Computer equipment	5 years
Office equipment	5 to 7 years
Software	3 years
Vehicles	5 years

Advertising Costs

The Company expenses all costs of marketing and advertising as incurred. Marketing and advertising costs totaled $4,361 and $12,067 for the year ended December 31, 2006 and 2005, respectively.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs”.  Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred.  Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved.  Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.  The Company incurred $594,350 and $0 of expenditures on research and product development for the years ended December 31, 2006 and 2005, respectively.

Impairment of Long Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144 ). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes ill circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SF AS No. 144 also requires assets to be disposed of is reported at the lower of the carrying amount or the fair value less costs to sell.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006 and 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. At December 31, 2006 and 2005, allowance for doubtful receivable was $444,935 (see Note I) and $-0-, respectively.

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”.  SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources.  It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners.  SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.

Segment Information

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.  SFAS 131 also establishes standards for related disclosures about products and services and geographic areas.  Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance.  The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

The Company follows Statement of Financial Accounting Standard No.109, Accounting for Income Taxes (SFAS No.109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Liquidity

As shown in the accompanying financial statements, the Company incurred a net income (loss) of $(702,722) and $95,337 for the year ended December 31, 2006 and 2005, respectively.  The Company’s current liability exceeded its current assets by $959,122 as of December 31, 2006.

Net Earnings (Losses) Per Common Share

The Company computes earnings (losses) per share under Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”).  Net earnings per common share is computed by dividing net income by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year.  Dilutive common stock equivalents may consist of shares issuable upon conversion of convertible preferred shares and the exercise of the stock options and warrants (calculated using the treasury stock method). During the year ended December 31, 2006 and 2005, the Company did not have common stock equivalents.

Stock Based Compensation

The Company has no stock based compensation issued as of December 31, 2006 and 2005.  Effective January 1, 2006, the beginning of the Company’s first fiscal quarter of 2006, the Company follow the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, “Share-based Payment” (“SFAS 123R”). SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Recent Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated.  The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change.  Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change.  SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued.  The Company does not expect the adoption of this SFAS to have a material impact on its financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155. “ Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140,” or SFAS No. 155. SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company did not have a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The adoption of SFAS No.156 did not have a material impact on the Company’s financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48). “Accounting for uncertainty in Income Taxes”. FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “ Accounting for Contingencies”. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In September 2006 the Financial Account Standards Board (the “FASB”) issued its Statement of Financial Accounting Standards 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. FAS 157 effective date is for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In September 2006 the FASB issued its Statement of Financial Accounting Standards 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP 00-19-2”) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2006 and 2005:

	2006	2005
Computer equipment	$150,578	$121,107
Furniture and fixtures	153,707	145,647
Software	38,385	28,688
Vehicles	54,203	54,203
Leasehold improvements	60,476	60,476
	457,349	410,121
Less: Accumulated depreciation	(202,859)	(147,718)
	$254,490	$262,403

During the years ended December 31, 2006 and 2005, depreciation expense charged to operations was $57,052 and $41,931, respectively.  Additionally, the Company sold computer equipment to an employee for $1,000 in cash during the year ended December 31, 2006. The historical cost of the computer equipment sold was $1,911 and it had been fully depreciated in prior year.

NOTE C – ACCOUNTS PAYABLE AND OTHER ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2006 and 2005 are as follows:

	2006	2005
Accounts payable	$602,866	$213,181
Tax payable	3,751	7,374
Payroll related liabilities	1,688	10,063
Other accrued liabilities	21,900	171,141
	$630,205	$401,759

NOTE D – NOTES PAYABLE

Notes payable consist of the following as of December 31, 2006 and 2005:

	2006	2005
Line of credit, due and payable on demand; with interest at 16.5% and 15.50% at December 31, 2006 and 2005, respectively; Secured with substantially all corporate assets and personally guaranteed by the Company’s president	$66,264	$50,745

Note payable, due December 2009 with monthly payments of $577 with an annual interest rate of 4.9%. Secured by corporate asset	19,273	25,096

Line of credit, due and payable on demand; with interest at prime plus 5.49%. Secured with substantially all corporate assets and personally guaranteed by the Company’s president	-0-	70,000

Line of credit, due and payable upon demand, with interest at prime plus 1%; Secured with substantially all corporate assets and personally guaranteed by the Company’s president	175,000	175,000

Line of credit, due and payable upon demand, with interest at 13.74%, Secured with substantially all corporate assets and personally guaranteed by the Company’s president	65,210	-0-
	325,747	320,841
Less: current portion	(312,589)	(301,568)
Long-term portion	$13,158	$19,273

Future payment obligations of notes payable are as follows:

2007	$312,589
2008	6,422
2009	6,736
Total	$325,757

NOTE E – RELATED PARTY TRANSACTIONS

The Company performs contract services to and leases developed software from Intellectus, LLC (“Intellectus”), formerly Bravera, LLC, an entity wholly owned and controlled by the Company’s President and Chief Executive officer.  The Company entered into a one-year license agreement with Intelletus during the year ended December 31, 2005.  The license agreement is renewable annually.  Pursuant to the license agreement, the Company was obligated to pay Intellectus license fees quarterly in the amount of $30,000 plus four (4) percent of gross revenue. During the year ended December 31, 2006 and 2005, Intellectus charged the Company for license fees in the amount of $332,855 and $316,962, respectively, pursuant to the license agreement.  Additionally, Intellectus charged the Company for trademark, bonuses, software maintenance, and other fees in an aggregate amount of $1,162,145 and $997,080 during the year ended December 31, 2006 and 2005, respectively.  There were no formal agreements supporting these charges, the Company rewards Intellectus periodically in amounts determined at the sole discretion of the Company’s President and Chief Executive Officer.

During the year ended December 31, 2005, in lieu of paying cash to Intellectus for the aggregate charges of $1,314,042, the Company offset the total amount due Intellectus by $360,000 of software development services provided to Intellectus and $272,081 of miscellaneous expenses the Company paid on behalf of Intellectus.  The Company also transferred to Intellectus loan receivables from two other entities controlled by the Company’s president in an aggregate amount of $681,961.

The Company has a legally enforceable right to offset amounts it owes to Intellectus, and accordingly, the amounts owed to and due from Intellectus have been netted for financial reporting purposes and are not shown on the balance sheet in accordance with FIN No. 39, Offsetting of Amounts Related to Certain Contracts .

As of December 31, 2005, total receivable from Intellectus amounted $235,312. The amount was carried over from prior years.  During the year ended December 31, 2006, the Company collected $140,591 in cash from Intellectus, and the remaining balance due was offset by the license fees Intellectus billed to the Company during the year ended December 31, 2006.   During the year ended December 31, 2006, the Company charged Intellectus an aggregate of $885,000 for software development services provided.  The Company collected the amount in full as of December 31, 2006.

The Company leases transportation equipment from Niner T.J., LLC, an entity wholly owned by the Company’s President.  For the years ended December 31, 2006 and 2005, the Company incurred $33,000 and $37,000 in related lease payments.

As described in Note I, the Company leases office space in Daniel Island, South Carolina and Reston, Virginia from entities owned and controlled by the Company’s president.  As of December 31, 2006 and 2005, the Company has incurred approximately $185,395 and $74,350 in rent expenses paid to related parties.

During the year ended December 31, 2006 and 2005, the Company’s President and entities controlled by the Company’s President have advanced funds to the Company for working capital purposes. These loans are payable on demand, non-interest bearing, and no formal repayment terms exist. As of December 31, 2006 and 2005, total advances from these related parties amounted $165,000 and $115,758, respectively.

NOTE F – COMMON STOCK

In June 2005, the Company restructured from a limited liability company, Workflow Systems of North America, LLC to Bravera, Inc.  The Company is authorized to issue 1,000,000 shares of its common stock at a par value of $0.01.  As of December 31, 2006 and 2005, the Company had issued 200 shares of its common stock to the president of the Company.  The Company’s president was the sole shareholder of the Company.  For the period from January 1, 2005 through the Company’s reorganization in June 2005, the Company had made capital distribution to its president in the amount of $70,000.

NOTE G – INCOME TAXES

As described in Note A, Bravera, Inc. was formed on June 6, 2005.  Prior to formation, the Company operated under Workflow Systems of North America, LLC, a limited liability company, where members are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability was recorded for the period from January 1, 2004 through June 5, 2005.

Income tax expense (benefit) attributable to income (loss) from operations for the years ended December 31, 2006 and 2005 consists of:

	2006	2005
Current -
U.S Taxes	$5.,888	$7,374
Others	—	—
Total	5,888	7,374
Deferred -
U.S Taxes	(164,009)	250,069
Others	—	—
Total	(164,009)	250,069
Total tax expense (benefit)	$(158,121)	$257,443

A reconciliation of the income tax expense (benefit) to the amount computed by applying the statutory income tax rate to income tax expense for the year ended December 31, 2006 and 2005 is:

	2006	2005
Bravera Inc. net income (loss) before taxes (net loss of Workflow Systems of North America, LLC excluded)	$(860,843)	$654,269
Enacted tax rate	34%	34%
Computed tax expense	(292,686)	$222,451
State income taxes, net of federal tax benefit	39,514	34,992
Opening balance differences	44,192	—
Permanent differences	2,109	—
Other	48,750	—
Income tax expense (benefit) recognized in the statements of income	$(158,121)	$257,443

The components of the deferred tax balances as of December 31, 2006 and 2005 are as follows:

	2006	2005
Deferred tax assets:
Deferred revenue	$174,937	$141,813
Total deferred tax assets	174,937	141,813
Deferred tax liabilities:
Excess of accrual basis over cash basis taxable income	241,756	359,336
Depreciation	19,091	32,546
Total deferred tax liabilities	$260,847	$391,882

NOTE H – BUSINESS CONCENTRATIONS

Revenue from four (4) major customers, which accounted for greater than 10% of total of total sales, approximately $5,158,683 or 97% of total sales for the year ended December 31, 2006.  One of which with sales totally $885,000 or 17% of total sales is a related party transaction (Note E).  Accounts receivable in connection with these customers amounted to $316,926 or 70% of total accounts receivable at December 31, 2006.

Revenue from two (2) major customers, which accounted for greater than 10% of total sales, approximated $3,552,356 or 72% of total sales for the year ended December 31, 2005. Accounts receivable in connection with these customers amounted $631,058, or 65% of total accounts receivable at December 31, 2005.

NOTE I – COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

During the year ended December 31, 2005, the Company leased office space in Chevy Chase, Maryland under a lease which expired in May 2005. Total lease rental expenses for the year ended December 31, 2005 under this lease was $19,501.

The Company also leased additional office space in Chevy Chase, Maryland under a month to month lease which expired in November 2005. Total lease rental expenses for the years ended December 31, 2005 under this lease was $17,375.

In February 2005, the Company entered into a 3–year lease in Daniel Island, South Carolina for office space from an entity owned and controlled by the Company’s president for $1,350 per month. In June 2006, the lease agreement was modified and the rent was increased to $2,500 per month. Total lease rental expenses for the years ended December 31, 2006 and 2005 under this lease were $24,250 and $14,850, respectively.

In August 2005, the Company entered into a 5-year lease in Reston, Virginia for two office suites from an entity owned and controlled by the Company’s president for an aggregate of $10,500 per month, with a 3% yearly rental increase. Total lease rental expenses for the years ended December 31, 2006 and 2005 under this lease were $126,945 and $52,500, respectively.

In September 2005, the Company entered into a 30-month lease in Daniel Island, South Carolina for office space from an entity owned and controlled by the Company’s president for $1,750 per month. . In June 2006, the lease agreement was modified and the rent was increased to $3,000 per month.  Total lease rental expense for the years ended December 31, 2006 and 2005 under this lease were $30,000 and $7,000 respectively.

In June 2006, the Company entered into a 6-month lease in Daniel Island, South Carolina for office space from an entity owned and controlled by the Company’s president for $700 per month. Total lease rental expenses for the year ended December 31, 2006 under this lease were $4,200.  The lease is now on month-to-month basis.

During the year ended December 31, 2006, the Company also had short-term leases of storage facilities and corporate apartments, total rent expenses incurred under these short-term leases was $31,075.

Commitments for minimum rentals under non-cancelable leases at December 31, 2006 are as follows, and all rentals are payable to entities owned and controlled by the Company’s president:

Year ending December 31,
2007	$200,302
2008	146,844
2009	137,689
2010	82,725
Total future minimum lease payments:	$567,560

Employment and Consulting Agreements

The Company has various consulting agreements with outside contractors to provide business development and consultation services.  The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such agreement by written notice.

Litigation

Subsequent to the date of the financial statements, the Company received a demand letter from the Defense Finance and Accounting Service (“DFAS”), seeking a refund of $746,968 for alleged “overpayments” on a Navy contract performed by the Company during the year ended December 31, 2006 and 2005.  The Company’s legal counsel responded to that demand, citing the fact that all of the Company’s work on that contract was ordered, approved, accepted, and paid for by the cognizant Navy contract managers.  DFAS did not respond to the Company’s legal counsel, and so the Company sought a preliminary injunction against any collection activity, pending further investigation, before the United States District Court in Alexandria, Virginia.  That Court denied the injunction on jurisdictional grounds, and the Company now has a pending appeal before the United States Court of Appeals for the Fourth Circuit.  It is the Government’s contention in that litigation that, although Navy officials did order and accept all of the Company’s work on the subject contract, some of those officials were not authorized to bind the Government contractually.

In the meantime, the Company has been in negotiation with the Navy, seeking a negotiated resolution of whether the Company owes any refund on the subject Navy contract.  In addition, the Company still has one unpaid invoice from the completed Navy contract, in the amount of $444,935, and that the Company’s claim is also the subject of discussions.   These negotiations are at an early stage, and it is not possible at this time to predict their ultimate outcome.  If the Navy will not to agree to a reasonable settlement, the Company has indicated its willingness to litigate the authority issues in an appropriate Contract Disputes Act forum. The Company has reserved in full the unpaid invoice of $444,935 during the year ended December 31, 2006.

The Company believes it has meritorious defenses to Navy’s claim for a refund of $746,968 and intends to vigorously defend itself against the claim. While it cannot predict the outcome of this matter, depending on the amount and timing, an unfavorable resolution of this matter could materially affect our business, future results of operations, financial position or cash flows in a particular period.

The Company may be subject to other legal proceedings and claims which may arise in the ordinary course of its business in future periods.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters shall not have a material adverse effect on its financial position, results of operations or liquidity.